UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 9, 2005

VISTA GOLD CORP.

(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-9025	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7961 Shaffer Parkway, Suite 5, Littleton, CO		80127
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (720) 981-1185

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On December 13, 2005, Vista Gold Corp. (the “Company”), through a wholly-owned subsidiary, acquired all of the outstanding shares of F.W. Lewis, Inc., the assets of which include 55 mineral properties in Nevada and Colorado.  The acquisition was made by exercise of a purchase option originally held by Century Gold LLC of Spring Creek, Nevada.  Century Gold assigned the option to the Company pursuant to an assignment and assumption agreement effective December 9, 2005.  Under the terms of the assignment agreement, the Company paid Century Gold $150,000 in cash and also reimbursed it for the $250,000 it paid the owners of F.W. Lewis, Inc. toward the option exercise price of $5.1 million.  In addition, subject to regulatory approval, the Company has agreed to issue to Century Gold 250,000 common shares of the Company.  To complete the exercise of the option, the Company paid the owners of F.W. Lewis, Inc., the remaining $4.85 million of the outstanding purchase price.  Century Gold will retain a 100% interest in two properties and a 50% interest in two other properties.

On December 13, 2005, the Company issued a press release reporting the closing of the above acquisition.  The press release is furnished as Exhibit 99.1 and is attached hereto.

Item 2.01                                             Completion of Acquisition or Disposition of Assets.

The disclosures included in Item 1.01 are incorporated into this Item 2.01 by reference.

Item 9.01               Financial Statements and Exhibits.

(b)  Pro Forma Financial Information

To be filed under cover of Form 8-K/A no later than 71 calendar days after the date this Report is required to be filed.

(c)  Exhibits.

Exhibit 99.1            Press Release of Vista Gold Corp. dated December 13, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA GOLD CORP.

	By:	/s/ Gregory G. Marlier
Gregory G. Marlier
Chief Financial Officer

Date: December 15, 2005